     As filed with the Securities and Exchange Commission on June 15, 2001
                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                                  VIACOM INC.
            (Exact name of registrant as specified in its charter)
                                   Delaware
        (State or other jurisdiction of incorporation or organization)
                                  04-2949533
                     (I.R.S. Employer Identification No.)
                                 1515 Broadway
                              New York, NY 10036
                                (212) 258-6000
      (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                           --------------------------
                           Michael D. Fricklas, Esq.
                           Executive Vice President,
                         General Counsel and Secretary
                                  Viacom Inc.
                                 1515 Broadway
                           New York, New York 10036
                                (212) 258-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                       ________________________________

                                  Copies to:

                            Stephen T. Giove, Esq.
                              Shearman & Sterling
                             599 Lexington Avenue
                           New York, New York 10022

                        ________________________________

  Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                 Proposed Maximum          Proposed Maximum          Amount of
            Title of Each Class of              Amount to be    Offering Price Per        Aggregate Offering      Registration Fee
          Securities to be Registered            registered          Unit(1)                   Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Class B common stock, par value $0.01.....    3,299,000 shares        $54.47                $179,696,530             $44,924.13
====================================================================================================================================

(1) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low trading price for the Class B common stock on the New York Stock Exchange on June 14, 2001.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.





                             Subject To Completion
                  Preliminary Prospectus, dated June 15, 2001

PROSPECTUS
----------


                               3,299,000 Shares

                                  VIACOM INC.

                              Class B Common Stock

     The selling stockholders may offer from time to time an aggregate of up to 3,299,000 shares of our Class B common stock. We will not receive any proceeds from the sale of our Class B common stock.

     The selling stockholders may offer their shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices.

     Our Class B common stock trades on the New York Stock Exchange under the symbol "VIA.B". On June 14, 2001, the last reported sale price of our Class B common stock was $54.00 per share.


     Investing in our common stock involves risks, see "Risk Factors" beginning on page 1.
                        ________________________________


          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        ________________________________





                 The date of this prospectus is June     , 2001

                               TABLE OF CONTENTS

                                                            Page
                                                            ----

RISK FACTORS...............................................   1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..   5
WHERE YOU CAN FIND MORE INFORMATION........................   7
VIACOM.....................................................   8
USE OF PROCEEDS............................................   8
SELLING STOCKHOLDERS.......................................   9
DESCRIPTION OF COMMON STOCK................................  10
PLAN OF DISTRIBUTION.......................................  12
LEGAL MATTERS..............................................  13
EXPERTS....................................................  13


     In this prospectus we use the term "Viacom" to refer to Viacom Inc. The terms "we," "us," and "our" refer to Viacom. References to "$" and "dollars" are to United States dollars.

     You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted.

                                  RISK FACTORS


     You should carefully consider the following risks and the other information contained in this prospectus before making a decision to purchase our Class B common stock.

     If any event arising from these risk factors occurs, our business, financial condition and results of operations or cash flows could be materially adversely affected. In such case, the market price of our Class B common stock could decline.

Expenditures by Advertisers Tend to Be Cyclical and Dependent on the Economic Prospects of Advertisers and the Economy in General Which Could Cause Viacom's Revenues from Advertisements to Decline Significantly in Any Given Period Generally or in Specific Markets

     Viacom derives a substantial portion of its revenues from the sale of advertising on its over-the-air networks, television stations, basic cable networks, radio stations and outdoor businesses. Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. A decline in the economic prospects of advertisers or the economy in general could alter current or prospective advertisers' spending priorities or increase the time it takes to close a sale with Viacom's advertisers. This could cause revenues of Viacom from advertisements to decline significantly in any given period. In addition, because a substantial portion of Viacom's revenues will be derived from local advertisers, Viacom's ability to generate advertising revenues in specific markets could be adversely affected by local or regional economic downturns.

Mr. Redstone, Chairman and Chief Executive Officer of Viacom, Will Continue to Be the Controlling Stockholder of Viacom and Will Therefore Determine the Outcome of Most Stockholder Votes

     National Amusements, Inc., which is controlled by Mr. Redstone, owns approximately 68% of the voting power of all outstanding shares of Viacom stock. Mr. Redstone, through his control of National Amusements, will be able to determine the outcome of all Viacom corporate actions requiring stockholder approval except actions that under Delaware law require a class vote of the holders of Viacom Class B common stock.

Competitive Developments and Technologies May Adversely Affect Viacom Future Market Share of Entertainment Audiences and Customers, Which in Turn May Affect Viacom's Advertising Revenues and Profitability

     Film and Television Production. A large number of motion picture exhibitors have recently experienced severe cash shortages, resulting in a number of bankruptcies. The weak financial condition of these exhibitors and/or consolidation of ownership following the bankruptcies could have an adverse effect on the terms of distribution and the available number of motion picture venues for exhibitions. The television and motion picture industry has experienced cycles of increased competition and increased costs of talent and other production costs. In addition, television and movie producers are indirectly affected by changes in viewership of broadcast and cable networks, the amount of broadcast time available on local stations for syndicated television programs and, for movies, the relative success of different forms of distribution, such as home video, pay television and network television, each of which have different profitability to producers. There can be no assurance that developments in these areas will not adversely affect the profitability of Viacom.

     In seeking to limit the financial exposure of its motion pictures business, Viacom has pursued a strategy with respect to a number of films by entering into agreements to distribute such films produced and/or financed, in whole or in part, with other parties. The parties to these arrangements include studio and non-studio entities, both domestic and foreign. In some of these arrangements, the other parties control certain distribution and other ownership rights. If Viacom ceased to enter into such arrangements, the risk of financial exposure to its motion pictures business would increase.

     Television and Cable Television Networks. Viacom directly competes for viewers in general, as well as for viewers in specific demographic categories, and for programming with other cable and broadcast television networks. The recently expanded availability of digital cable television and the introduction of direct-to-home satellite distribution has greatly increased the amount of channel capacity available for new networks, resulting in the launch of a number of new cable television networks by Viacom and its competitors. In addition, digital broadcast television, which has recently become available in major markets, may allow a single television station to broadcast several channels simultaneously. Increasing audience fragmentation could have an adverse effect on advertising revenue and subscription revenues. Broadcast television has experienced a decline in total audience viewership in recent years.

     Television and Radio Broadcast Stations. New technologies, such as digital radio services, direct-to-home satellite, wireless and wired cable television and Internet radio and video programming, compete for programming, audiences and advertising revenues. Each of these technologies is different from traditional broadcasting and there can be no assurance that these or other new technologies will not have an adverse effect on Viacom's business in the future.

     Video. Videocassette rental competes with other forms of distribution of movies, including theatrical distribution, cable, satellite and broadcast television. In particular, direct broadcast satellite and digital cable providers who are able to offer an expanded number of channels and expanded programming could have an adverse effect on Viacom's video rental business if these services become more widely available and accepted and a significant number of subscribers to these services choose to rent fewer videotapes. In addition, some providers of digital cable and other consumer broadband services have begun testing technology designed to transmit movies on demand with interactive capabilities such as start, stop and rewind. This "video-on-demand" technology could have a material adverse effect on the videocassette rental market if it could be provided profitably at a reasonable price and if video-on-demand rights were to be provided by the movie studios on favorable terms, particularly if they are provided with a favorable window. Movie studios make available videocassettes for rental during a distribution "window" of time which is in advance of, and exclusive against, distribution through most other forms of non-theatrical movie distribution. Although the studios have a significant interest in maintaining a viable home video rental industry, changes in the video rental exclusive window in relation to other windows could have an adverse effect on the video rental business. In addition, if the revenue-sharing agreements pursuant to which video rental revenues are shared with the studios are materially adversely changed or discontinued, it will have a material adverse effect upon the video rental business.

     Internet. While the amount of advertising on the Internet is currently small, the Internet is a rapidly growing competitor for advertising spending and viewership, the full impact of which cannot be predicted.

Acceptance of Viacom's Programming by the Public Is Difficult to Predict, Which Could Lead to Fluctuations in Revenues

     Revenues derived from the production and distribution of a feature film, television series or radio show depend primarily upon acceptance by the public, which is difficult to predict. The commercial success of a feature film, television series or radio show also depends upon the quality and acceptance of other competing films, television series or radio shows released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Further, the theatrical success of a feature film and the audience ratings for a television series are generally key factors in generating revenues from other distribution channels, such as home video, free television and premium pay television. Viacom's ability to generate revenues from production and distribution could be adversely affected if its feature films, television series and radio shows are not favorably accepted by the public.

Viacom's Revenues Are Dependent upon the Maintenance of Affiliation Agreements

     Much of Viacom's broadcast network programming is provided to its broadcast affiliates pursuant to affiliation agreements which are generally long-term agreements with staggered expirations. Viacom's revenues are dependent on the maintenance of affiliation agreements with third-party owned television stations, and there can be no assurance that such affiliation agreements will be renewed in the future on terms acceptable to Viacom. The loss of a significant number of such affiliation arrangements could reduce the distribution of Viacom's programming, thereby adversely affecting Viacom's ability to sell national advertising time.

     Similarly, the basic cable networks in which Viacom holds interests, including MTV: MUSIC TELEVISION(R), NICKELODEON(R), NICK AT NITE(R), VH1 MUSIC FIRST(R), TV LAND(R), TNN: THE NATIONAL NETWORK,TM CMT: COUNTRY MUSIC TELEVISIONTM and BET: BLACK ENTERTAINMENT TELEVISION(R) and other cable networks, maintain affiliation arrangements that enable them to reach a large percentage of cable and direct broadcast satellite households across the United States. These arrangements are generally long-term arrangements with staggered expirations. Such cable networks depend on achieving and maintaining carriage within the most widely distributed cable programming tiers to maximize their subscriber base and revenues. The loss of a significant number of affiliation arrangements on basic programming tiers could reduce the distribution of such cable networks, thereby adversely affecting such network's revenues from subscriber fees and the ability to sell advertising time. Viacom's non-advertiser supported pay television networks, such as SHOWTIME(R), are similarly dependent for their distribution on the maintenance of affiliation agreements with cable and direct broadcast satellite distributors on acceptable terms. The loss of carriage on cable systems or direct broadcast satellite platforms, or continued carriage on less favorable terms, could adversely affect such networks' subscriber fee revenues.

Revenues of Some of Viacom's Divisions Are Subject to Seasonal Fluctuations

Some of our businesses are seasonal. More specifically, the home video business and consumer publishing business are subject to increased periods of demand coinciding with summer and winter holidays, while a substantial majority of the theme parks operating income is generated from May through September. In addition, the home video and theme park businesses are influenced by weather.

Changes in or Viacom's Noncompliance with Federal Communications Laws and Regulations May Have an Adverse Effect on Viacom's Business

     The television and radio broadcasting industries are subject to regulation by the FCC under the Communications Act of 1934. The FCC generally regulates, among other things, the ownership of media, including ownership by non-U.S. citizens, broadcast programming and technical operations. Further, the

U.S. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters, including technological changes, which could, directly or indirectly, affect the operations and ownership of Viacom's broadcast properties.

     We presently hold television stations that reach approximately 41 % of United States television households (as calculated for this purpose under rules and regulations of the FCC, which apply a 50% discount to the reach of UHF stations). These stations reach approximately 6% in excess of the 35% limit permitted by FCC regulations. In April 2001, the United States Court of Appeals, DC Circuit, granted our motion for interim relief from our obligation to divest broadcast stations in excess of the 35% limit, pending the outcome of further proceedings in that court. The failure of the court or the FCC, however, to eliminate or modify this rule on a permanent basis combined with our failure to comply with these requirements in a timely manner could adversely affect our broadcasting business.

Viacom Has Environmental, Asbestos and Other Contingent Liabilities That Could Have a Significant Impact on Viacom

     Viacom has contingent liabilities related to discontinued operations of its predecessors, including environmental liabilities. In some instances, Viacom has indemnified others against those liabilities, and in other instances, Viacom has received indemnities from third parties against those liabilities.

     Under federal and state Superfund and other environmental laws, Viacom has been named as a potentially responsible party at numerous sites located throughout the country. At many of these sites, Viacom is either not a responsible party or its site involvement is very limited or de minimis. However, Viacom has varying degrees of clean-up responsibilities at a number of sites. Viacom believes that any liability incurred for cleanup at these sites will be satisfied over a number of years, and, in many cases, the costs will be shared with other potentially responsible parties. These sites include locations for which Viacom, as part of an agreement for sale, may have retained obligations for remediation of possible environmental contamination or may have continuing obligations under applicable environmental laws.

     In addition, Viacom is a party to various lawsuits and has received claims relating to its continuing and discontinued operations. Some of these lawsuits and claims, including those related to asbestos liabilities, seek substantial monetary damages.

     Viacom will have access to insurance in substantial amounts and management believes it has sufficient reserves. Accordingly, while there can be no assurance in this regard, the pending or potential litigation, environmental and other liabilities should not have a material adverse effect on the results of operations, financial position or liquidity of Viacom.

Higher Costs of Actors' Pay or Work Stoppages That May Accompany the Expiration of Current Labor Agreements Covering the Services of Actors May Adversely Affect Viacom's Ability to Produce or Acquire New Programming.

The labor agreements covering the services of actors whom we utilize in our motion picture and television businesses are currently scheduled to expire during 2001. Work stoppages and/or higher costs in connection with these agreements could adversely impact our ability to produce or acquire new programming.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference into this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements, including the risks set forth under "Risk Factors." You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus.

     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and under Section 27A of the Securities Act and Section 21E of the Exchange Act and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our Class A common stock and Class B common stock are listed on the New York Stock Exchange. Information about us also is available at the New York Stock Exchange.

     We are "incorporating by reference" specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement and until we sell all of the securities:

     .  Our Registration Statement on Form S-4 dated November 24, 1999;

     .  Our Annual Report on Form 10-K for the year ended December 31, 2000;

     .  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     . Our Current Report on Form 8-K dated May 4, 2000 as amended on July 17, 2000, our Current Report on Form 8-K dated February 21, 2001, our Current Report on Form 8-K dated May 30, 2001 and our Current Report on Form 8-K dated June 1, 2001;

     .  Our definitive Proxy Statement dated April 16, 2001;

     . CBS Corporation Annual Report on Form 10-K for the year ended December 31, 1999, as amended on April 28, 2000;

     . The consolidated financial statements of Infinity Broadcasting Corporation, as set forth in Item 8 to Infinity's Annual Report on Form 10-K for the year ended December 31, 1999;

     . The condensed consolidated financial statements of Infinity, as set forth in Item 1 to Infinity's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000; and

     .  Our Registration Statement on Form S-4 dated January 12, 2001.


     You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address: Viacom Inc., 1515 Broadway, 52nd Floor, New York, New York 10036, Attn: Investor Relations, Telephone Number:
(212) 258-6000.

                                     VIACOM

     We, together with our subsidiaries, are a diversified worldwide entertainment company with operations in six segments: Cable Networks, Television, Infinity, Entertainment, Video and Publishing. The Cable Networks segment operates MTV: MUSIC TELEVISION(R), SHOWTIME(R), NICKELODEON(R), NICK AT NITE(R), VH1 MUSIC FIRST(R), TV LAND(R), TNN: THE NATIONAL NETWORK,TM CMT:
COUNTRY MUSIC TELEVISIONTM and BET: BLACK ENTERTAINMENT TELEVISION(R), among other program services. The Television segment consists of CBS(R) and UPN(R) television networks, 39 owned broadcast television stations and Viacom's television production and syndication business, including KING WORLD PRODUCTIONS(TM) and PARAMOUNT TELEVISION(TM). The Infinity segment operates approximately 184 radio stations through INFINITY BROADCASTING(R) and outdoor advertising properties through INFINITY OUTDOOR(TM) and TDI(R). The Entertainment segment includes PARAMOUNT PICTURES(R), which produces and distributes theatrical motion pictures; PARAMOUNT PARKS(R), which owns and operates five theme parks and a themed attraction in the United States and Canada; and movie theater and music publishing operations. The Video segment consists of an approximately 82% equity interest in Blockbuster Inc., which operates and franchises BLOCKBUSTER(R) video stores worldwide. The remainder of Blockbuster's common stock was sold to the public in August 1999. The Publishing segment publishes and distributes consumer books and related multimedia products, under such imprints as SIMON & SCHUSTER(R), POCKET BOOKS(TM), SCRIBNER(R) and THE FREE PRESS(TM). We were organized under the laws of the State of Delaware in 1986. Viacom's principal offices are located at 1515 Broadway, New York, New York 10036 and our telephone number is (212) 258-6000.


                                USE OF PROCEEDS

          All of the proceeds from the sale of the Class B common stock covered by this prospectus will go to the selling stockholders. Accordingly, we will not receive any proceeds from the sale of our Class B common stock.

                              SELLING STOCKHOLDERS

     On January 23, 2001, in connection with our acquisition of the BET Holdings II, Inc., which operates BET: BLACK ENTERTAINMENT TELEVISION(R) and BET ON JAZZ(R) cable networks, pursuant to an agreement with BET Holdings II, Inc., stockholders of BET Holdings II, Inc. received shares of our Class B common stock. Under a registration rights agreement dated January 23, 2001, we agreed to prepare and file a registration statement to register shares of Class B common stock held by these stockholders upon receipt of a written notice requesting registration. We have agreed to use commercially reasonable efforts to have the registration statement declared effective and to keep the registration statement effective for 60 days. Our registration of the Class B common stock held by the selling stockholders does not necessarily mean that the selling stockholders will sell all or any of their shares.

     This prospectus covers the offer and sale by each selling stockholder of the number of shares of Class B common stock owned by the selling stockholder set forth below. The following table sets forth (i) the names of each selling stockholder, (ii) the nature of any position, office or other material relationship that the selling stockholder has had within the past three years with us, (iii) the number of shares of Class B common stock and (if one percent or more) the percentage of Class B common stock beneficially owned as of May 31, 2001 by each selling stockholder, (iv) the number of shares of Class B common stock that may be offered and sold by or on behalf of each selling stockholder hereunder and (v) the amount and (if one percent or more) the percentage of Class B common stock to be owned by each selling stockholder upon the completion of the offering assuming all shares offered by such selling stockholder are sold. Any or all of the shares listed below under the heading "Shares to be Sold" may be offered for sale by or on behalf of the selling stockholder.

                                          Shares Beneficially Owned                      Shares Beneficially Owned
                                                   Prior to             Shares to be               After
Selling Stockholders                             the Offering                Sold              the Offering
--------------------                             ------------                ----              ------------
                                            Number         Percent                          Number        Percent
                                            ------         -------                          ------        -------
Robert L. Johnson, Chairman and CEO       26,985,479         1.6%        3,209,000        23,776,479       1.4%
 of BET Holdings Inc. (1)
Johnson Children's Insurance Trust (2)     292,559            *             90,000           202,559         *

_________________
* Represents less than one percent

(1) Pursuant to the Agreement and Plan of Merger dated November 2, 2000, between, among others, Mr. Johnson and Viacom, Mr. Johnson received 27,972,328 shares of Class B common stock. In addition, pursuant to the Registration Rights Agreement dated January 23, 2001, between Viacom and Mr. Johnson, Viacom agreed at Mr. Johnson's request to prepare and file a registration statement to register Mr. Johnson's shares of Class B common stock. Mr. Johnson was appointed to the positions of Chairman and Chief Executive Officer of BET Holdings Inc. pursuant to the Employment Agreement dated November 3, 2000 between himself and BET Holdings Inc.

(2) Pursuant to the Agreement and Plan of Merger dated November 2, 2000, between, among others, the Johnson Children's Insurance Trust (the "JCIT") and Viacom, the JCIT the received 292,559 shares of Class B common stock. In addition, pursuant to the Registration Rights

     Agreement dated January 23, 2001, between, among others, the JCIT and Viacom, Viacom agreed at the JCIT's request to prepare and file a registration statement to register the JCIT's shares of Class B common stock.

                          DESCRIPTION OF COMMON STOCK

     The authorized common stock of Viacom as set forth in its restated certificate of incorporation, as amended on May 23, 2001, consists of 750,000,000 shares of Viacom Class A common stock and 10,000,000,000 shares of Viacom Class B common stock. Viacom is not registering for its own account any shares of Class A common stock or Class B common stock with the SEC and is therefore not permitted to offer or sell any shares of Viacom Class A or Class B common stock pursuant to the registration statement of which this prospectus is a part.

Viacom Class A Common Stock

     As of May 31 there were approximately 137,500,000 shares of Viacom Class A common stock issued and outstanding. Shares of Viacom Class A common stock are not redeemable. Holders of shares of Viacom Class A common stock are entitled to one vote per share.

Viacom Class B Common Stock

     Viacom Class B common stock has rights, privileges, limitations, restrictions and qualifications identical to Viacom Class A common stock except that shares of Viacom Class B common stock have no voting rights other than those required by the Delaware General Corporation Law. As of May 31 there were approximately 1,645,000,000 shares of Viacom Class B common stock issued and outstanding. Shares of Viacom Class B common stock are not redeemable.

Voting and Other Rights of Viacom Common Stock

     Voting Rights. Under Viacom's restated certificate of incorporation, except as noted below or otherwise required by the Delaware General Corporation Law, holders of the outstanding shares of Viacom Class A common stock vote together with the holders of the outstanding shares of all other classes of capital stock of Viacom entitled to vote, without regard to class. At the present time, however, there are no outstanding shares of any other class of capital stock of Viacom entitled to vote. Under Viacom's restated certificate of incorporation:

     . each holder of an outstanding share of Viacom Class A common stock is entitled to cast one vote for each share registered in the name of the holder, and

     . the affirmative vote of the holders of a majority of the outstanding shares of Viacom Class A common stock is necessary to approve any consolidation or merger of Viacom with or into another corporation pursuant to which shares of Viacom Class A common stock would be converted into or exchanged for any securities or other consideration.

     A holder of an outstanding share of Viacom Class B common stock is not entitled to vote on any question presented to the shareholders of Viacom, including but not limited to whether to increase or decrease, but not below the number of shares then outstanding, the number of authorized shares of Viacom B common stock. However, under the Delaware General Corporation Law, a holder of an outstanding share of Viacom Class B common stock is entitled to vote on any proposed amendment to Viacom's restated certificate of incorporation, if the amendment will increase or decrease the par value of the shares of Viacom Class B common stock, or alter or change the powers, preferences or special rights of the shares of Viacom Class B common stock so as to affect them adversely. Subject to the foregoing, any future change in the number of authorized shares of Viacom Class B common stock or any consolidation or merger of Viacom with or into another corporation pursuant to which shares of Viacom Class B common stock would be converted into or exchanged for any securities or other consideration could be consummated with the approval of the holders of a majority of the outstanding shares of Viacom Class A common stock and without any action by the holders of shares of Viacom Class B common stock.

     Dividends. Subject to the rights and preferences of any outstanding preferred stock, dividends on Viacom Class A common stock and Viacom Class B common stock are payable equally on shares of Class A common stock and Class B common stock out of the funds of Viacom legally available therefore when, as and if declared by the Viacom Board.

     Rights in Liquidation. In the event Viacom is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the net assets of Viacom would be divided ratably among the holders of the then outstanding shares of Viacom Class A common stock and Viacom Class B common stock after payment or provision for payment of the full preferential amounts to which the holders of any series of preferred stock of Viacom then issued and outstanding would be entitled.

     Split, Subdivision or Combination. If Viacom splits, subdivides or combines the outstanding shares of Viacom Class A common stock or Viacom Class B common stock, the outstanding shares of the other class of Viacom common stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Viacom common stock have been split, subdivided or combined.

     Preemptive Rights. Shares of Viacom Class A common stock and Viacom Class B common stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of Viacom. The board of directors of Viacom possesses the power to issue shares of authorized but unissued Viacom Class A common stock and Viacom Class B common stock without further shareholder action, subject to the requirements of applicable law and stock exchanges, unless National Amusements, Inc. would no longer hold a majority or other outstanding shares of voting stock of Viacom as a result of the issuance. The number of authorized shares of Viacom Class A common stock and Viacom Class B common stock could be increased with the approval of the holders of a majority of the outstanding shares of Viacom Class A common stock and without any action by the holders of shares of Viacom Class B common stock.

     Trading Market. The outstanding shares of Viacom Class A common stock and Viacom Class B common stock are listed for trading on the New York Stock Exchange. The registrar and transfer agent for Viacom common stock is The Bank of New York.

     Alien Ownership. Viacom's restated certificate of incorporation provides that Viacom may prohibit the ownership or voting of a percentage of its equity securities in order to ensure compliance with the requirements of the Communications Act of 1934, as amended.

                              PLAN OF DISTRIBUTION

     We are registering shares of our Class B common stock on behalf of the selling stockholders. We will pay for all costs, expenses and fees in connection with the registration of the shares, except for the fees and disbursements of the selling shareholders' accountants and counsel. The selling stockholders will pay for all selling discounts and commissions, if any. The selling stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

     .  on the New York Stock Exchange,
     .  in the over-the-counter market,
     .  in privately negotiated transactions,
     . through put or call options transactions relating to the shares, . through short sales of shares or . a combination of such methods of sale.

     The selling stockholders may sell their shares at prevailing market prices, or at privately negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understanding or arrangements with any underwriters or broker-dealers regarding the sale of their shares nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     The selling stockholders may offer and sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares.

     We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act.

     Certain of the brokers, dealers or agents and their associates who may become involved in the sale of the shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

                                 LEGAL MATTERS

     The validity of the shares of Class B common stock offered by this prospectus will be passed on for us by Michael D. Fricklas, Executive Vice President, General Counsel and Secretary of Viacom Inc.


                                    EXPERTS

     Our financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule of CBS as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, incorporated in this prospectus by reference from Item 8 of CBS's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule of Infinity as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, incorporated in this prospectus by reference from Item 8 of Infinity's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent accountants as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                3,299,000 Shares


                                   VIACOM INC.


                              Class B Common Stock





                  ------------------------------------------

                              P R O S P E C T U S


                  ------------------------------------------












                                     , 2001

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by Viacom in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

                                                                                    Amount
                                                                                    ------

Registration fee                                                            $       44,924
Legal fees and expenses..................................................           20,000
Printing and engraving expenses..........................................            1,000
Miscellaneous............................................................                0
                                                                                ------------
          Total..........................................................   $       65,924
                                                                                ============

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who is or was a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

     Delaware law does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation unless the Delaware Court of Chancery approves the indemnification.

     Viacom's restated certificate of incorporation, as amended May 23, 2001, provides that each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a Viacom director or officer or is or was serving at Viacom's request as a director or officer of another entity, shall be indemnified and held harmless by Viacom to the fullest extent permitted by Delaware law. This right to indemnification also includes the right to be paid by Viacom the expenses incurred in connection with that proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. This right to indemnification is a contract right. Viacom's restated certificate of incorporation, as amended, authorizes its board of directors to indemnify any of Viacom's employees or agents to the extent approved by the board of directors and authorized under Delaware law.

     Viacom intends to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or is or was serving at the request of Viacom as a director, officer, employee or agent of another entity against any liability asserted against him or her and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not Viacom would have the power or the obligation to indemnify him or her against that liability under the provisions of Viacom's restated certificate of incorporation, as amended.

Item 16.  Exhibits.

     See Exhibit Index.

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrants hereby understand that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of June, 2001.

                              VIACOM INC.


                              By:     /s/  Sumner M. Redstone
                                  --------------------------------
                                  Name:    Sumner M. Redstone
                                  Title:   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  Signature                      Title                          Date
                  ---------                      -----                          ----
                                        Chairman of the Board of            June 15, 2001
                                               Directors,
 /s/  Sumner M. Redstone              Chief Executive Officer and
-----------------------------------  Director (Principal Executive
Sumner M. Redstone                              Officer)



 /s/   Richard J. Bressler           Senior Executive Vice President        June 15, 2001
-----------------------------------   and Chief Financial Officer
Richard J. Bressler                  (Principal Financial Officer)

 /s/  Susan C. Gordon                Vice President, Controller and         June 15, 2001
-----------------------------------     Chief Accounting Officer
Susan C. Gordon                      (Principal Accounting Officer)


   *                                            Director
-----------------------------------
George S. Abrams


   *                                            Director
-----------------------------------
David R. Andelman


   *                                            Director
-----------------------------------
George H. Conrades


   *                                            Director
-----------------------------------
Philippe P. Dauman

                  Signature                      Title                          Date
                  ---------                      -----                          ----

   *                                            Director
-----------------------------------
William H. Gray III

   *                                            Director
-----------------------------------
Mel Karmazin

   *                                            Director
-----------------------------------
Jan Leschly

   *                                            Director
-----------------------------------
David T. McLaughlin

   *                                            Director
-----------------------------------
Ken Miller

   *                                            Director
-----------------------------------
Leslie Moonves

   *                                            Director
-----------------------------------
Brent D. Redstone

   *                                            Director
-----------------------------------
Shari Redstone

   *                                            Director
-----------------------------------
Frederic V. Salerno

   *                                            Director
-----------------------------------
William Schwartz

   *                                            Director
-----------------------------------
Ivan Seidenberg

   *                                            Director
-----------------------------------
Patty Stonesifer

   *                                            Director
-----------------------------------
Robert D. Walter


*By:    /s/  Michael D. Fricklas                                            June  15, 2001
     -----------------------------------
       Michael D. Fricklas,
       Attorney-in-Fact for the Directors

                                 EXHIBIT INDEX


Exhibit No.  Document
----------   --------

    4.1      Registration Rights Agreement dated January 23, 2001.

    5.1 Opinion of Michael D. Fricklas regarding the validity of the Class B common stock offered hereby.

    23.1     Consent of PricewaterhouseCoopers LLP.

    23.2     Consent of KPMG LLP.

    23.3     Consent of Michael D. Fricklas (included in Exhibit 5.1).

    24.1     Powers of Attorney
_________________________________________________________